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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 30, 1994

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                          CHARTER MEDICAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE               1-6639         58-1076937
      (State or Other          (Commission   (I.R.S. Employer
      Jurisdiction of         File Number)    Identification
       Incorporation                               No.)
      or Organization)

    577 MULBERRY STREET                            31298
       MACON, GEORGIA
   (Address of Principal                        (Zip Code)
     Executive Offices)

     Registrant's Telephone Number, Including Area Code:    (912) 742-1161

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On  June 30, 1994, Charter Medical  Corporation, a Delaware corporation (the
"Company"), completed  the acquisition  of substantially  all the  assets of  18 psychiatric  hospitals,  seven  chemical-dependency  treatment  facilities,  one residential treatment  facility  and  one  physician  outpatient  practice  from
National  Medical Enterprises, Inc.,  a Nevada corporation  ("NME"). The Company presently intends  to  use or  operate  the assets  acquired  from NME  for  the purposes  NME  operated  such assets.  The  purchase  price for  the  assets was approximately $88.7 million in cash, plus $2 million in cash for a covenant  not to  complete, plus an additional amount of cash equal to the net working capital of the facilities acquired, amounting to approximately $38.4 million. The amount paid for  the net  working capital  of  the facilities  acquired is  subject  to adjustment.  In addition, the Company assumed certain liabilities related to the acquired assets. The purchase price  for the facilities acquired was  determined by  NME following its  solicitation of bids for  the facilities and arm's-length negotiations with  the Company.  NME and  the Company  are not  related to  each other.

    Approximately $98.5 million of the purchase price of the facilities acquired was  financed by the Company from the  proceeds of the Company's issuance on May
2,  1994,  of  $375  million  aggregate  principal  amount  of  11  1/4%  Senior
Subordinated  Notes  due 2004.  Approximately $11.1  of  the purchase  price was financed by  the Company  from borrowings  pursuant to  the Second  Amended  and
Restated   Subsidiary  Credit  Agreement,  dated  May  2,  1994,  among  certain subsidiaries of  the  Company, Bankers  Trust  Company, as  Agent,  First  Union
National  Bank of  North Carolina, as  Co-Agent, and  the financial institutions participating therein. The remaining approximately $19.5 million of the purchase price was provided by cash on hand.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of Businesses Acquired.

    It is impracticable to provide the required financial statements for the Target Hospitals acquired on June 30, 1994, at the time this Current Report on Form 8-K is filed because audited financial statements for such Target Hospitals for their fiscal year ended May 31, 1994, prepared pursuant to Regulation S-X are not available. Such required financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after July 15, 1994.

    (b)  Pro Forma Financial Information.

    It is impracticable to provide the required pro forma financial statements for the Target Hospitals acquired on June 30, 1994, at the time this Current
Report on Form 8-K is filed because audited financial statements for such Target
Hospitals for their fiscal year ended May 31, 1994, prepared pursuant to Regulation S-X are not available. Such required pro forma financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after July 15, 1994.

    (c)  Exhibit.

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
 (2)-1.    Asset Sale Agreement (First Facilities), dated March 29, 1994, between
           National Medical Enterprises, Inc., as Seller, and Charter Medical
           Corporation, as Buyer, which was filed as Exhibit 2(d) to Amendment No. 1 to the Company's Registration Statement on Form S-4, which was filed on
           July 1, 1994, and which is incorporated herein by reference.

    The Company undertakes to furnish supplementally a copy of any Exhibit to the Asset Sale Agreement (First Facilities) filed herewith as Exhibit (2)-1 to the Commission upon request.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 13, 1994

                                          Charter Medical Corporation

                                          By __________/s/ John R. Day__________
                                                        John R. Day,
                                                Vice President -- Controller
                                                 (Chief Accounting Officer)

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